Exhibit (c)(2)(xi)

ISSUE 28-4
PREPARED FOR US 1 INDUSTRIES, INC.
VALUATION OF AMERICAN INTER-FIDELITY EXCHANGE
GUIDELINE COMPANIES METHOD - SELECTED COMPANY DESCRIPTIONS

Company	Ticker	Headquarters	Description	Exclusions

BALDWIN & LYONS B	BWINB	Indianapolis, IN
The company through its divisions and subsidiaries, specializes in marketing and underwriting property and casualty insurance and the assumption of property reinsurance mainly insuring against catastrophes.

FIRST ACCEPTANCE	FAC	Nashville, TN
First Acceptance Corporation is a retailer, servicer and underwriter of non-standard personal automobile insurance based in Nashville, Tennessee. It writes non-standard personal automobile insurance in 12 states.

PROGRESSIVE	PGR	Mayfield Village, OH
Progressive Corporation is an insurance holding company, whose subsidiaries provides personal and commercial automobile insurance and other property-casualty insurance and related services throughout the United States.

MERCURY GENERAL	MCY	Los Angeles, CA
Mercury General Corporation and its subsidiaries are engaged in writing automobile insurance in a number of states, mainly California. It also writes homeowners, mechanical breakdown, fire, umbrella, and commercial automobile and property insurance.

GAINSCO	GAN	Dallas, TX	Gainsco, Inc., through its subsidiaries, is engaged in the property and casualty insurance business focusing on the nonstandard personal auto market.

ASSURANCEAMERICA	ASAM	Atlanta, GA	An insurance holding company underwrites and distributes nonstandard private passenger automobile insurance.

SAFETY INSURANCE GROUP	SAFT	Boston, MA
The Company is a provider of private passenger automobile insurance in Massachusetts. It also offers a portfolio of property and casualty insurance products, including commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

INFINITY PROPERTY	IPCC	Birmingham, AL	A holding company which through subsidiaries provides personal automobile insurance with a concentration on nonstandard auto insurance.

AFFIRMATIVE INS HOLDINGS	AFFM	Addison, TX	The Company is a distributor and producer of non-standard personal automobile insurance policies and related products and services for individual consumers in targeted geographic areas.

21ST CENTURY HOLDING	TCHC
21st Century Holding Company is an insurance holding company, which, through its subsidiaries & its contractual relationships with its independent agents, controls substantially all aspects of the insurance underwriting, distribution and claims processes.
Core business not related to automobile insurance

ACE	ACE
ACE Ltd is a Swiss-incorporated holding company with its subsidiaries, is a global insurance and reinsurance organization and serve the property and casualty insurance needs of businesses of all sizes in a range of industries.
Core business not related to automobile insurance

ALLEGHANY	Y		Alleghany Corporation is engaged, through Alleghany Insurance Holdings LLC and its subsidiaries, RSUI, CATA, Darwin and EDC, in the property and casualty and surety insurance business.	Core business not related to automobile insurance

ALLIED WORLD ASSURANCE	AWH
Allied World Assurance Holdings Ltd, through its wholly-owned subsidiaries provides property and casualty insurance and reinsurance on a worldwide basis through operations in Bermuda, the United States, Ireland, Switzerland and the United Kingdom.
Core business not related to automobile insurance

ALLSTATE	ALL		The Allstate Corporation is engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business.	Core business not related to automobile insurance

ALTERRA CAPITAL HOLDINGS	ALTE		Alterra Capital Holdings Limited provides diversified specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers, and life and health insurers.	Core business not related to automobile insurance

AMERICAN FINANCIAL GROUP	AFG		American Financial Group, Inc. is a holding company which through its subsidiaries, is engaged mainly in property and casualty insurance.	Core business not related to automobile insurance

AMERICAN INTL GROUP	AIG		American International Group is a holding company, through its subsidiaries, is engaged in insurance and insurance related activities in the United States and abroad.	Core business not related to automobile insurance

ISSUE 28-4
PREPARED FOR US 1 INDUSTRIES, INC.
VALUATION OF AMERICAN INTER-FIDELITY EXCHANGE
GUIDELINE COMPANIES METHOD - SELECTED COMPANY DESCRIPTIONS

Company	Ticker	Headquarters	Description	Exclusions

AMERICAN SAFETY INSURANCE	ASI		American Safety Insurance Holdings Ltd is an insurance and reinsurance company which provides customized products and solutions to small and medium-sized businesses in industries.	Core business not related to automobile insurance

AMERISAFE	AMSF		Amerisafe Inc. is a holding Company which markets and underwrites workers' compensation insurance through its insurance subsidiaries.	Core business not related to automobile insurance

AMTRUST FINANCIAL SVCS	AFSI		An insurance holding company through its subsidiaries provides specialty property and casualty insurance.	Core business not related to automobile insurance

ASPEN INSURANCE HOLDINGS	AHL		Aspen Insurance Holdings Ltd is a Bermuda holding company which operates in the global markets for property and casualty insurance and reinsurance.	Core business not related to automobile insurance

ASSURED GUARANTY	AGO		Assured Guaranty, Ltd. is a holding company, which through its operating subsidiaries provides credit enhancement products to the public finance, structured finance and mortgage markets.	Core business not related to automobile insurance

AXIS CAPITAL HOLDINGS	AXS
Axis Capital Holdings Ltd through its subsidiaries, provides a range of insurance and reinsurance products to insureds and reinsureds worldwide operations with main locations in Bermuda, the United States and Europe.
Core business not related to automobile insurance

BALDWIN & LYONS A	BWINA
Baldwin & Lyons, Inc. through its divisions and subsidiaries, specializes in marketing and underwriting property and casualty insurance and the assumption of property reinsurance mainly insuring against catastrophes.
Core business not related to automobile insurance

BANCINSURANCE	BCIS		N/A	Core business not related to automobile insurance

BERKSHIRE HATHAWAY A	BRKA
Berkshire Hathaway Inc. is a holding company, whose subsidiaries are engaged in a number of business activities, including property and casualty insurance and reinsurance, utilities and energy, finance, manufacturing, service and retailing.
Core business not related to automobile insurance

BERKSHIRE HATHAWAY B	BRKB
Berkshire Hathaway Inc. is a holding company, whose subsidiaries are engaged in a number of business activities, including property and casualty insurance and reinsurance, utilities and energy, finance, manufacturing, service and retailing.
Core business not related to automobile insurance

CHUBB	CB		The Chubb Corporation is a holding company with subsidiaries mainly engaged in the property and casualty insurance business.	Core business not related to automobile insurance

CINCINNATI FINANCIAL CORP	CINF
Cincinnati Financial Corporation's main business is property casualty insurance marketed through independent insurance agents in 37 states. It has four segments Commercial lines property casualty,Life, personal lines property casualty and Investments.
Core business not related to automobile insurance

CNA FINANCIAL	CNA
CNA Financial Corporation serves a variety of customers, including small, medium and large businesses; associations; professionals; and groups and individuals with a range of insurance and risk management products and services.
Core business not related to automobile insurance

CNA SURETY	SUR
CNA Surety Corporation is an insurance holding company which provides surety and surety-related products in North America and to be the surety of choice for its customers, independent agents and brokers.
Core business not related to automobile insurance

DONEGAL GROUP A	DGICA
Donegal Group, Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial lines of property and casualty insurance to businesses and individuals in 18 Mid-Atlantic, Midwestern and Southeastern states.
Core business not related to automobile insurance

DONEGAL GROUP B	DGICB
Donegal Group, Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial lines of property and casualty insurance to businesses and individuals in 18 Mid-Atlantic, Midwestern and Southeastern states.
Core business not related to automobile insurance

EMC INSURANCE GROUP	EMCI
EMC Insurance Group Inc. conducts operations in property and casualty insurance and reinsurance through its subsidiaries. It focuses on the sale of commercial lines of property and casualty insurance to small and medium-sized businesses.
Core business not related to automobile insurance

ISSUE 28-4
PREPARED FOR US 1 INDUSTRIES, INC.
VALUATION OF AMERICAN INTER-FIDELITY EXCHANGE
GUIDELINE COMPANIES METHOD - SELECTED COMPANY DESCRIPTIONS

Company	Ticker	Headquarters	Description	Exclusions

EMPLOYERS HOLDINGS	EIG		The Company is a provider of worker's compensation insurance focused on select small businesses engaged in low to medium hazard industries.	Core business not related to automobile insurance

ENDURANCE SPECIALTY HLDGS	ENH		Endurance Specialty Holdings, Ltd. is a holding company through its subsidiary provides property and casualty insurance and reinsurance on a worldwide basis.	Core business not related to automobile insurance

ENSTAR GROUP	ESGR		Enstar Group Ltd was formed to acquire and manage insurance and reinsurance companies in run-off, and to provide management, consulting and other services to the insurance and reinsurance industry.	Core business not related to automobile insurance

ERIE INDEMNITY A	ERIE
Erie Indemnity Company provides sales, underwriting and policy issuance services to the policyholders of Erie Insurance Exchange. It also operates as a property/casualty insurer through its three wholly-owned subsidiaries.
Core business not related to automobile insurance

FIRST MERCURY FINANCIAL	FMR		N/A	Core business not related to automobile insurance

FPIC INSURANCE GROUP	FPIC		FPIC Insurance Group, Inc. operates in the medical professional liability insurance sector of the property and casualty insurance industry as an insurance carrier that bears underwriting risks.	Core business not related to automobile insurance

FREMONT MICH INSURACORP	FMMH		N/A	Core business not related to automobile insurance

HANOVER INSURANCE GROUP	THG		Hanover Insurance Group, Inc. is a holding company, whose main business operations include insurance products and services in three property and casualty operating segments.	Core business not related to automobile insurance

HARLEYSVILLE GROUP	HGIC		Harleysville Group Inc. is an insurance holding company, which through its subsidiaries, engages in the property and casualty insurance business on a regional basis.	Core business not related to automobile insurance

HARTFORD FIN SRVCS GRP	HIG
Hartford Financial Services Group, Inc. is an insurance and financial services company providing investment products, individual life, group life and group disability insurance products and property and casualty insurance products in the United States.
Core business not related to automobile insurance

HCC INSURANCE	HCC
HCC Insurance Holdings Inc. provides property and casualty, surety, and group life, accident and health insurance coverages and related agency and reinsurance brokerage services to commercial customers and individuals.
Core business not related to automobile insurance

HILLTOP HOLDINGS	HTH
Hilltop Holdings Inc. provides fire and homeowners insurance to low value dwellings and manufactured homes in Texas and other areas of the south, southeastern and southwestern United States through its casualty insurance holding company, NLASCO, Inc.
Core business not related to automobile insurance

HOMEOWNERS CHOICE	HCII		Homeowners Choice, Inc. through its subsidiaries provides property and casualty homeowners insurance, condominium-owners insurance, and tenants insurance to individuals owning property in Florida.	Core business not related to automobile insurance

HORACE MANN EDUCATORS	HMN
Horace Mann Educators is an insurance holding company through its subsidiaries markets and underwrites personal lines of property and casualty insurance, retirement annuities and life insurance in the United States of America.
Core business not related to automobile insurance

KINGSWAY FINANCIAL SVCS	KFS		Kingsway Financial Services, Inc. provides innovative insurance solutions to manage speciality risks for individuals and businesses in the United States and, until the disposition of JEVCO, in Canada.	Core business not related to automobile insurance

LOEWS	L
Loews Corporation through its subsidiaries is engaged in commercial property & casualty insurance, operation of offshore oil & gas drilling rigs, production of natural gas and liquids, operation of interstate natural gas pipeline and operation of hotels.
Core business not related to automobile insurance

MAJESTIC CAPITAL LTD	MAJC
Majestic Capital Ltd is engaged in underwriting primary workers' compensation policies, underwriting workers' compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities.
Core business not related to automobile insurance

ISSUE 28-4
PREPARED FOR US 1 INDUSTRIES, INC.
VALUATION OF AMERICAN INTER-FIDELITY EXCHANGE
GUIDELINE COMPANIES METHOD - SELECTED COMPANY DESCRIPTIONS

Company	Ticker	Headquarters	Description	Exclusions

MARKEL CORP	MKL
Markel Corporation markets and underwrites specialty insurance products and programs to a number of niche markets. It operates in three markets: excess and surplus lines, specialty admitted, and the London markets.
Core business not related to automobile insurance

MBIA	MBI		MBIA Incorporated operates the financial guarantee insurance business in the industry and is a provider of asset management advisory services.	Core business not related to automobile insurance

MEADOWBROOK INSURANCE GRP	MIG
Meadowbrook Insurance Group, Inc. offers a full range of insurance products and services, focused on niche and specialty program business, which we believe is under served by the standard insurance market.
Core business not related to automobile insurance

MERCER INSURANCE GROUP	MIGP		N/A	Core business not related to automobile insurance

MGIC INVESTMENT	MTG		MGIC Investment Corporation is a holding company, which through its wholly owned subsidiary Mortgage Guaranty Insurance Corporation is a provider of private mortgage insurance in the United States.	Core business not related to automobile insurance

MONTPELIER RE HOLDINGS	MRH		Montpelier Re Holdings, Ltd. through its subsidiaries provides customized and innovative insurance and reinsurance solutions to the global market.	Core business not related to automobile insurance

NATIONAL INTERSTATE	NATL
National Interstate Corporation and its subsidiaries operate as an insurance holding company group which underwrites and sells traditional and alternative risk transfer property and casualty insurance products.
Core business not related to automobile insurance

NATIONAL SECURITY GROUP	NSEC		National Security Group, Inc. through its subsidiaries, provides property and casualty, and life insurance products and services in the United States.	Core business not related to automobile insurance

NAVIGATORS GROUP	NAVG		Navigators Group is an international insurance holding company focusing on specialty products within the overall property/casualty insurance market.	Core business not related to automobile insurance

OLD REPUBLIC INTERNAT	ORI
Old Republic International is an insurance holding company, which is engaged in the single business of insurance underwriting. It conducts its business through regulated insurance company subsidiaries organized into three segments.
Core business not related to automobile insurance

ONEBEACON INSURANCE GROUP	OB
OneBeacon Insurance Group is a specialty lines insurer with roots dating back to 1831.Through its subsidiaries, OneBeacon offers a range of specialty insurance products sold through independent agents,brokers, and wholesalers throughout the United States.
Core business not related to automobile insurance

PENN MILLERS HLD	PMIC		Penn Millers Holding Corporation through its subsidiaries, provides various property and casualty insurance products for agricultural and small commercial business customers.	Core business not related to automobile insurance

PMI GROUP	PMI		PMI Group, Inc. provides residential mortgage insurance products designed to promote homeownership and strengthen communities.	Core business not related to automobile insurance

PROASSURANCE	PRA
Proassurance Corporation is an insurance holding company for wholly-owned specialty property and casualty insurance companies that provide professional liability insurance for providers of health care services.
Core business not related to automobile insurance

RADIAN GROUP	RDN		Radian Group, Inc. through its subsidiaries and affiliates, provides credit-related insurance coverage and financial services to mortgage lenders and other financial institutions.	Core business not related to automobile insurance

RENAISSANCERE HOLDINGS	RNR		Renaissance Re Holdings, Ltd is the provider of reinsurance and insurance coverages and related services. Its business consists of two segments, Reinsurance and Individual Risk.	Core business not related to automobile insurance

RLI CORP	RLI		RLI Corporation underwrites selected property and casualty insurance through its subsidiaries, collectively known as RLI Insurance Group.	Core business not related to automobile insurance

ISSUE 28-4
PREPARED FOR US 1 INDUSTRIES, INC.
VALUATION OF AMERICAN INTER-FIDELITY EXCHANGE
GUIDELINE COMPANIES METHOD - SELECTED COMPANY DESCRIPTIONS

Company	Ticker	Headquarters	Description	Exclusions

SEABRIGHT HOLDINGS INC	SBX		SeaBright Holdings Inc. is a specialty provider of multi-jurisdictional workers' compensation insurance and, on a limited basis, general liability insurance.	Core business not related to automobile insurance

SELECTIVE INSURANCE	SIGI		Selective Insurance Group is a holding company for seven insurance subsidiaries that offers property and casualty insurance products and services in the East and Midwest of the United States.	Core business not related to automobile insurance

STATE AUTO FINANCIAL CP	STFC		State Auto Financial is a property and casualty insurance holding company, which is engaged in writing both personal and business lines of insurance.	Core business not related to automobile insurance

THE TRAVELERS COMPANIES	TRV
The Travelers Companies, Inc. is a holding company, which through its subsidiaries is engaged in providing commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals.
Core business not related to automobile insurance

TOWER GROUP	TWGP		Tower Group, Inc. through its subsidiaries offers property and casualty insurance products and insurance services and products.	Core business not related to automobile insurance

TRANSATLANTIC HLDGS	TRH
Transatlantic Holdings Inc. through its operating subsidiaries offers reinsurance capacity for a full range of property and casualty products to insurers and reinsures on a treaty and facultative basis.
Core business not related to automobile insurance

TRIAD GUARANTY	TGIC		Triad Guaranty Inc. is a holding company which, through its wholly-owned subsidiary, Triad Guaranty Insurance Corporation (TGIC), provides mortgage insurance coverage in the United States.	Core business not related to automobile insurance

UNICO AMERICAN	UNAM
Unico American Corporation underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, and health insurance through its agency subsidiaries; and provides insurance financing services.
Core business not related to automobile insurance

UNITED FIRE & CASUALTY	UFCS		United Fire & Casualty CO. is engaged in the business of writing property and casualty insurance and life insurance.	Core business not related to automobile insurance

UNITED INSURANCE HOLDINGS	UIHC		The Company together its subsidiaries is engaged in the property and casualty insurance business in Florida.	Core business not related to automobile insurance

UNITRIN INC	UTR		Unitrin, Inc. serves the basic financial needs of individuals, families and small businesses by providing property and casualty insurance, life and health insurance, and automobile finance services.	Core business not related to automobile insurance

UNIVERSAL INSURANCE	UVE
Universal Insurance Holdings, Inc. is a vertically integrated insurance holding company, which through its various subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management.
Core business not related to automobile insurance

W.R. BERKLEY	WRB
W.R. Berkley Corporation is an insurance holding company in the United States which operates in five business segments: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Core business not related to automobile insurance

WHITE MOUNTAINS INSURANCE	WTM		White Mountains Insurance Group Ltd. is a Bermuda limited liability company whose main businesses are conducted through its property and casualty insurance and reinsurance subsidiaries and affiliates.	Core business not related to automobile insurance

XL GROUP	XL		XL Group plc, through its subsidiaries, is a provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies and other enterprises.	Core business not related to automobile insurance